UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐      Soliciting Material under §240.14a-12

Two Rivers Water and Farming Company
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING
OF COMMON SHAREHOLDERS

Wednesday, June 11, 2014
2:30 p.m., local time

The Annual Meeting of Common Shareholders of Two Rivers Water and Farming Company will be held at our principal executive offices located at 2000 South Colorado Boulevard, Tower 1, Suite 3100, Denver, Colorado, on Wednesday, June 11, 2014, at 2:30 p.m., local time.  The purposes of the meeting are to:

1.	elect the five directors named in the proxy statement to serve until the 2015 Annual Meeting of Common Shareholders;

2.	ratify the appointment of our independent registered public accounting firm for 2014;

3.	approve, on an advisory basis, executive compensation; and

4.	transact any other business as may properly come before the meeting or any adjournment thereof.

You may vote at the meeting if you were a holder of record of our common stock at the close of business on April 15, 2013.  A complete list of those shareholders will be open for examination by shareholders at our principal executive offices during ordinary business hours, for a period of ten days prior to the meeting as well as on the day of the meeting.  The annual meeting may be adjourned from time to time without notice other than by announcement at the meeting.

This year we are using the SEC “Notice and Access” model, which allows us to deliver proxy materials via the Internet. We believe Notice and Access provides common shareholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing proxy materials.  On April 16, 2014, we are mailing to common shareholders of record a notice with instructions on how to access the proxy materials via the Internet.

Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card, or vote over the telephone or the Internet, as instructed in the proxy materials, as promptly as possible in order to ensure your representation at the meeting. Even if you vote by proxy, you may still vote in person if you attend the meeting.  If your common stock is held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from the record holder.

April 16, 2014
Denver, Colorado

By Order of the Board of Directors,

Wayne Harding

Secretary

Important Notice Regarding Availability of Proxy Materials for Annual Meeting on June 11, 2014:
The Proxy Statement, form of proxy card and
our 2013 Annual Report to Shareholders
are available at www.proxyvote.com.

PROXY STATEMENT
FOR
ANNUAL MEETING OF COMMON SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE
PROXY MATERIALS AND VOTING

Why am I receiving proxy materials?

We have mailed you a notice of Internet availability of proxy materials, together with a proxy card, because the Board of Directors of Two Rivers Water and Farming Company is soliciting your proxy to vote at the 2014 Annual Meeting of Common Shareholders, including at any adjournments or postponements of the meeting.  We urge you to access the proxy statement and other materials as described in the Notice of Internet Availability.  You are invited to attend the meeting to vote on the proposals described in this proxy statement.  You do not, however, need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the proxy card, or follow the instructions below to submit your proxy over the telephone or through the Internet.

We intend to send the notice of Internet availability of proxy materials and proxy card on or about April 16, 2014 to all shareholders of record entitled to vote at the meeting.

Why did I receive a notice as to the Internet availability of proxy materials instead of a full set of materials?

We have elected, pursuant to rules adopted by the SEC, to provide access to our proxy materials over the Internet.  We have sent a notice of Internet availability of proxy materials, together with a proxy card, to our common shareholders of record as of April 15, 2014.  Instructions on how to access proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability.  In addition, you may request to receive future proxy materials in printed form by mail or electronically.  Your election to receive future proxy materials by mail or electronically will remain in effect until you terminate such election.

How can I access the proxy materials over the Internet?

You may view and also download our proxy materials for the meeting including the Notice of Internet Availability, the Proxy Statement, the form of proxy card and our 2013 Annual Report to Shareholders at www.proxyvote.com.

How do I attend the meeting?

The meeting will be held on Wednesday, June 11, 2014, at 2:30 p.m., Mountain daylight saving time, at our principal executive offices at 2000 South Colorado Boulevard, Tower 1, Suite 3100, Denver, Colorado.  Directions to the meeting can be obtained at www.2riverswater.com/contact.html.  Information on how to vote in person at the meeting is discussed below.

Do I need to present identification to attend the meeting?

Yes.  You will need to present valid personal identification and proof of common stock ownership to be admitted to attend the meeting.

Who can vote at the meeting?

Only holders of record of common stock at the close of business on April 15, 2014 will be entitled to vote at the meeting.  On this record date, there were 24,879,549 shares of common stock outstanding and entitled to vote.

Shareholder of Record — Shares Registered in Your Name:  If on April 15, 2014 your shares of common stock were registered directly in your name with our transfer agent, then you are a shareholder of record for the meeting. As a shareholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

Beneficial Owner — Shares Registered in the Name of a Broker or Bank:  If on April 15, 2014 your shares of common stock were not registered in your name, but instead were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered to be the shareholder of record for purposes of voting at the meeting.  As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.  You are also invited to attend the meeting.  Since you are not the shareholder of record, however, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

●	election of five directors nominated by the Board of Directors to hold office until the 2015 Annual Meeting of Common Shareholders;

●	ratification of the selection, by the Audit Committee of the Board of Directors, of Eide Bailly LLP as our independent registered public accounting firm for 2014, and

●	approval of, on an advisory basis, the compensation of our Named Executive Officers as identified in this proxy statement.

At our 2013 Annual Meeting of Shareholders held on June 11, 2013, the common shareholders voted to approve annual advisory votes on compensation of our Named Executive Officers.  The third proposal has been made pursuant to last year’s vote on the frequency of consideration of executive compensation.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the meeting.  If any other matters are properly brought before the meeting, it is the intention of the person named in the accompanying proxy card to vote on those matters in accordance with his best judgment.

How do I vote?

With respect to Proposal No. 1, you may vote “FOR” all of the nominees to the Board of Directors or you may “Withhold” your vote for one or more of the nominees.  With respect to Proposal No. 2, you may vote “FOR” or “AGAINST” the ratification of Eide Bailly LLP as our independent registered public accounting firm for 2014, or you may abstain from voting.  With respect to Proposal No. 3, you may vote “FOR” or “AGAINST” the approval of, on an advisory basis, the compensation of our Named Executive Officers.

Shareholder of Record — Shares Registered in Your Name: If you are a shareholder of record, you may vote in person at the meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the Internet.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person even if you have already voted by proxy.

●	To vote in person, bring your personal identification and proof of common stock ownership to the meeting and we will give you a ballot when you arrive.

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To vote by proxy, complete, sign and date the proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the meeting, we will vote your shares as you direct.

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To vote over the telephone from a location in the United States, Canada or Puerto Rico, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions.  You will be asked to provide the company number and control number from the proxy card.  Your vote must be received by 11:59 p.m., Eastern daylight saving time, on June 10, 2014 to be counted.

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To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card.  You will be asked to provide the company number and control number from the proxy card.  Your vote must be received by 11:59 p.m., Eastern daylight saving time, on June 10, 2014 to be counted.

Beneficial Owner — Shares Registered in the Name of a Broker or Bank:  If you are a beneficial owner of shares of common stock registered in the name of your broker, bank, dealer or similar organization, you should have received proxy materials from that organization rather than from us.  Simply complete and mail the proxy card to ensure that your vote is counted.  Alternatively, you may vote by telephone or over the Internet as instructed by the organization holding your shares.  To vote in person at the meeting, you must obtain a valid proxy and proof of common stock ownership from the organization holding your shares.  Follow the instructions from the organization holding your shares included with these proxy materials, or contact that organization to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.  Please be aware, however, that you must bear    any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 15, 2014.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of each of the five nominees for director, “FOR” ratification of Eide Bailly LLP as our independent registered public accounting firm for 2014 and “FOR” the approval of, on an advisory basis, the compensation of our Named Executive Officers.  If any other matter is properly presented at the meeting, your proxyholder will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks, dealers and similar organizations for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one notice of Internet availability of proxy materials?

If you receive more than one notice of Internet availability of proxy materials, your shares of common stock may be registered in more than one name or in different accounts.  Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes.  You can revoke your proxy at any time before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by telephone or through the Internet.

●	You may send a timely written notice that you are revoking your proxy to Wayne Harding, our Secretary, at 2000 South Colorado Boulevard, Tower 1, Suite 3100, Denver, Colorado.

●	You may attend the meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your latest proxy card or telephone or Internet proxy is the one that is counted.  If your shares are held by your broker, bank, dealer or similar organization as a nominee, you should follow the instructions provided by that organization.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count:

●	“FOR” and “Withhold” votes with respect to Proposal No. 1;

●	“FOR” and “AGAINST” votes with respect to Proposal No. 2 and Proposal No. 3; and

●	abstentions and broker non-votes.

Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders other than the election of directors.  Thus an abstention from voting on a matter has the same legal effect as a vote “AGAINST” that matter.  Broker non-votes and directions to withhold are counted as present, but are not entitled to vote on proposals for which brokers do not have discretionary authority and have no effect other than to reduce the number of affirmative votes needed to approve a proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.”  Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.  If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  “Non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals and director elections, even if those matters are not contested.  Proposal No. 2 is considered to be “routine.”

The election of directors (Proposal No. 1) and the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal No. 3) are matters considered “non-routine” under applicable rules.  A broker or other nominee cannot vote without instructions on “non-routine” matters, and therefore there may be broker non-votes on Proposal No. 1 and Proposal No. 3.

How many votes are needed to approve each proposal?

To be approved, Proposal No. 1, which relates to the election of directors, the five nominees receiving the most “FOR” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected.  Only votes “FOR” or “WITHHELD” will affect the outcome.

To be approved, Proposal No. 2, which relates to the ratification of Eide Bailly LLP as our independent registered public accounting firm for 2014, must receive “FOR” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy.  If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote.  Broker non-votes will have no effect.

To be approved, Proposal No. 3, which relates to the approval, on an advisory basis, of the compensation of our Named Executive Officers, must receive “FOR” votes from the holders of a majority of the shares that are present in person or represented by proxy and entitled to vote at the meeting.  If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote.  Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting.  A quorum will be present if shareholders holding at least a majority of the outstanding shares of common stock entitled to vote are present at the meeting in person or represented by proxy.

Your shares of common stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the meeting?

Preliminary voting results will be announced at the meeting.  Final voting results will be included on a current report on Form 8-K filed with the SEC on or before June 17, 2014.

PROPOSALS

Proposal No. 1.  Election of Directors

Our Articles of Incorporation and Bylaws provide that the Board of Directors shall consist of no fewer than two and no more than nine directors.  The number of directors currently is fixed at five.  The Board has nominated five directors for election at the meeting.  If elected at the meeting, each of the nominees would serve until the 2015 Annual Meeting of Common Shareholders and until their successors are elected and qualified or until their death, resignation or removal.  All of the nominees are currently Two Rivers directors, each of whom was elected at the 2013 Annual Meeting of Shareholders, except for Gus Blass, who was elected by the Board effective February 2014.

We have no reason to believe that any of the director nominees will be unable to serve if elected.  However, if any of these nominees becomes unavailable, the person named in the proxy intends to vote for any alternate designated by the current Board, or the Board may reduce the number of current directors.

None of the director nominees is related by blood, marriage or adoption to any of the other director nominees or any of our executive officers, and none is party to an arrangement or understanding with any person pursuant to which the nominee is to be selected or nominated for election as a director.

Directors are elected by plurality of the votes of the holders of common stock present in person or represented by proxy and entitled to vote on the election of directors.  The five nominees receiving the highest number of affirmative votes will be elected.

Brief biographies of the nominees are set forth below under “Board of Directors—Biographical Information” and include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributed and skills of each nominee that lead the Nominating, Compensation and Corporate Governance Committee to believe that such nominee should continue to serve on the Board.

The Board of Directors recommends that holders of common stock vote “FOR” election of each of John R. McKowen, John Stroh II, Dennis Channer, Gregg Campbell and Gus Blass, III.

Proposal No. 2.  Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected Eide Bailly, LLP, Denver, Colorado, as our independent registered public accounting firm for fiscal year 2014.  Eide Bailly has served as our independent registered public accountants since 2011.  While we are not required to seek shareholder ratification of the selection of Eide Bailly as our independent registered public accounting firm, we are doing so as a matter of good corporate governance. If the shareholders do not ratify the selection, the Audit Committee will take the vote into consideration when determining whether or not to retain Eide Bailly.  Representatives of Eide Bailly, LLP are not expected to be present at the meeting.

The affirmative vote of the holders of a majority of the common stock present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Eide Bailly.  Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors recommends that holders of common stock vote “FOR” ratification of the appointment of Eide Bailly, LLP as independent registered public accounting firm.

Proposal No. 3.  Advisory Approval of Executive Compensation

In accordance with SEC rules, we are asking common shareholders to cast an advisory vote to approve the compensation of our Named Executive Officers disclosed below in “Executive Compensation.”  While this vote is non-binding, we value the opinions of its shareholders and, consistent with our record of shareholder engagement, will consider the outcome of the vote when making future compensation decisions.

In considering your vote, we invite you to review the compensation tables and narrative presented below under “Executive Compensation.”  As described in that section, we believe that our executive compensation program enables us to attract, motivate and retain key executives, aligns our compensation arrangements with our annual and long-term business objectives and strategy, and provides variable compensation opportunities that are directly linked with our financial and strategic performance.

We are asking our shareholders to vote FOR, in a non-binding vote, the following advisory resolution on executive compensation:

RESOLVED,
that the holders of common stock approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Summary Compensation Table, the other compensation tables, and the related notes and narratives set forth under “Executive Compensation” of the proxy statement for the 2014 Annual Meeting of Common Shareholders.

The Board has adopted a policy of providing annual advisory votes on the compensation of our Named Executive Officers.  At the 2013 Annual Meeting of Shareholders, common shareholders approved this policy, on an advisory basis.  The next advisory vote to approve our executive compensation is expected to occur at the 2015 Annual Meeting of Common Shareholders.

The Board of Directors recommends that holders of common stock vote “FOR” the advisory resolution on executive compensation.

Other Matters

The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for consideration at the meeting.  If any other matters properly come before the meeting, it is the intention of the person named in the accompanying proxy card to vote on such matters in accordance with his best judgment.

Shareholder Proposals

To be considered for inclusion in our proxy materials for presentation at the 2015 Annual Meeting of Common Shareholders, shareholder proposals must be received in writing by our Secretary at our corporate headquarters at 2000 South Colorado Boulevard, Tower 1, Suite 3100, Denver, Colorado, by December 17, 2014.

EXECUTIVE OFFICERS

Our executive officers as of April 16, 2014 were as follows:

John R. McKowen serves as our Chief Executive Officer and Chairman of the Board.  For biographical information about Mr. McKowen, please see “Board of Directors—Biographical Information.”

Wayne E. Harding III has served as our Chief Financial Officer and Secretary since September 2009 and served as our controller from July 2008 to September 2009.  He served as:  from 2004 to 2007, vice president business development of Rivet Software, Inc., a financial reporting software company; from 2002 to 2004, principal of Wayne Harding and Company PC, a financial consulting firm, and owner and president of Wayne Harding and Company CPAs; and from 2000 to 2002, director-business development of CPA2Biz, Inc., a multi-channel marketing subsidiary of the American Institute of Certified Public Accountants.  Mr. Harding has served as a director and chair of the audit committee of Aerogrow International, Inc., a publicly traded provider of advanced indoor garden systems, since December 2011, and he previously served as a director and chair of the governance, compensation and nominating committee and the audit committee of Aerogrow from 2005 to 2007.  Mr. Harding is a licensed CPA in Colorado and holds the Charter Global Management Accountant designation.  He received his BS and MBA degrees from the University of Denver and teaches accounting in the University of Denver’s MBA program.  He is a past president of the Colorado Society of CPAs.  Mr. Harding is 59 years old.

EXECUTIVE COMPENSATION

Executive Compensation Tables

Summary Compensation Table for 2013

The following table sets forth certain information concerning compensation earned during the last three years by John McKowen and Wayne Harding, who were our only two executive officers during 2013 and whom we refer to herein as our Named Executive Officers:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(5)	All Other Compensation ($)	Total ($)
John R. McKowen	2013(1)	246,010	—	—	38,284	284,294
Chief Executive Officer	2012(2)	175,400	50,000		31,284	256,684
	2011(3)	193,042	26,660	—	26,589	246,291
Wayne E. Harding III	2013(4)	123,772	—	83,333	4,800	211,905
Chief Financial Officer and Secretary	2013(4)	116,630	—	255,833	4,800	377,263
	2011(4)	127,167	20,498	142,500	4,800	294,965
____________________________
(1)	Other Compensation is our payment of the health insurance benefit ($13,284) and office allowance ($25,000).
(2)	Other Compensation is our payment of the health insurance benefit ($13,284) and office allowance ($18,000).
(3)	Other Compensation is our payment of the health insurance benefit ($10,089) and office allowance ($16,500).
(4)	Other Compensation is our payment of the health insurance benefit.
(5)
Stock award compensation is based on Restricted Stock Units granted, vested and issued during the year.  For payroll tax purposes, and as reported here, valuation of the RSU grants that are vested is recorded through payroll at a 25% fair value discount due to large blocks and limitations on selling.  For financial statement purposes, the full fair value of the grant is recorded, less expected forfeitures.

Outstanding Equity Awards at Year-End

The following table sets forth certain information concerning outstanding restricted stock unit awards held at December 31, 2013 by our Named Executive Officers.  The Named Executive Officers did not hold any unexercised stock options at December 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Estimated Future Payments Under Equity Incentive Plan Awards			Grant Date Fair Value
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	of Stock ($)
John R. McKowen	October 2010	1,480,948	2,480,947	2,480,947	4,561,000
Wayne E. Harding III	October 2010	166,667	166,667	166,667	1,292,000

Long-Term Compensation Plans and Stock Options

The Board of Directors has adopted a Management Incentive Plan that contemplates the issuance of stock-based compensation as well as cash bonuses to certain executive officers and key employees.  The incentive plan is administered by the Board’s Nominating, Compensation and Corporate Governance Committee under guidance from the Board.  The Management Incentive Plan authorizes our chief executive officer to approve grants of equity incentive awards to employees, except that grants to our chief executive officer or chief financial officer must be approved by the Board or the Nominating, Compensation and Corporate Governance Committee. It is contemplated that cash bonuses, restricted stock units and options will be granted following the successful closing of an equity or debt funding or an acquisition.  The amount of the grants will be based on the value of the transaction, and participants will be designated by the Board or Nominating, Compensation and Corporate Governance Committee upon recommendation by our chief executive officer.

On May 6, 2005, the Board adopted our 2005 Stock Option Plan, or 2005 Plan, pursuant to which the Board may grant to key employees, directors and consultants options to purchase up to 5,000,000 shares of common stock.  During 2011, the Board authorized the issuance of 800,000 shares from the 2005 Plan as compensation for future debt and capital efforts by consultants.  In 2011 and 2012, 600,000 shares were issued under the 2005 Plan, leaving 200,000 shares available to be issued.  No options were issued under the 2005 Plan in 2013.  As of December 31, 2013, options to purchase an aggregate of 1,989,867 shares of common stock at an exercise price of $1.25 per share were outstanding under the 2005 Plan.

On August 26, 2011, the Board adopted our 2011 Long-Term Stock Plan, or 2011 Plan, which was approved by our shareholders on November 7, 2011.  The 2011 Plan allows the Board to grant stock incentives to executives and permits our chief executive officer to grant stock incentives to non-executive employees, vendors and consultants for up to a combined total of 10,000,000 shares of common stock.  The per-share exercise price of common stock options granted under the 2011 Plan may not be less than the fair market value of a share of common stock on the date of grant as determined by the Board.  Stock options must expire no later than the tenth anniversary of the date of grant and may be subject to vesting or other requirements established by the Board.  In the event of a corporate transaction involving our company (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Board may adjust outstanding awards to preserve the benefits or potential benefits of the awards.  During 2013, we cancelled 2,850,000 restricted stock units granted to employees in 2012.  As of December 31, 2013, options to purchase an aggregate of 25,000 shares at $1.05 per share and restricted stock units representing 3,112,615 shares of common stock were outstanding under the 2011 Plan.

Employment Agreements

We entered into an employment agreement with John McKowen, our Chief Executive Officer, on September 9, 2004 and amended that agreement on June 15, 2005 and December 16, 2010.  The initial two-year term of the contract renews automatically for successive one-year terms unless and until either party delivers notice of termination within 30 days of the expiration of the then-current term.  Effective January 1, 2013, Mr. McKowen’s base salary, which had been decreased effective January 1, 2011 to $180,000 per year, was increased to $250,000 per year.

We entered into an employment agreement with Wayne Harding, who then served as our Controller and now serves as our Chief Financial Officer, on November 1, 2008 an amended that agreement on December 16, 2010.  The initial one-year term of the contract renews automatically for successive one-year terms unless and until either party delivers notice of termination within 30 days of the expiration of the then-current term.  Effective January 1, 2013, Mr. Harding’s base salary was increased to $125,000.

Our employment agreements with Messrs. McKowen and Harding provide for accelerated stock vesting in the event of a change in control.  Change in control is defined generally as the sale or other disposition to a person, entity or group of 50% or more of our consolidated assets.

BOARD OF DIRECTORS

Biographical Information

Our current directors, all of whom have been nominated for re-election at the meeting, are as follows:

John R. McKowen has served as our Chief Executive Officer and Chairman of the Board since our company was founded in December 2002.  Mr. McKowen served in a number of capacities at Navidec, Inc. (now BPZ Resources, Inc.), including as a director from 2002 to 2005, as president and chief executive officer from 2003 to 2004, and as a financial consultant involved in private, public and secondary financings from 1996 to 1999.  Mr. McKowen began his career in the financial services industry in 1978 and worked as an independent consultant from 1984 to 2007.  Mr. McKowen received a B.A. in economics from Metropolitan State College.  He is 64 years old.

John Stroh II has served as one of our directors since September 2010.  Mr. Stroh is the owner/managing broker of Southern Colorado Land and Livestock Company, a real estate management, appraisal, consulting, and brokerage firm.  He has been a real estate broker since receiving his real estate broker license in the State of Colorado in 1976.  In 1991, he passed the State of Colorado Certified Appraiser exam.  Mr. Stroh is secretary of the Lower Cucharas Water Users Association, secretary of the Holita Ditch and Reservoir Companies, secretary of the Walsenburg Ditch Company, and chairperson of the Sangre de Cristo Habitat Partnership Program Committee.  Mr. Stroh received his B.S. in Business Administration from Colorado State University, and he teaches real estate courses, including water law, broker and mandatory fair housing courses, at Trinidad State Junior College.

Dennis Channer has served as one of our directors since October 2010.  Mr. Channer has 36 years of financial and investment management experience.  Since 2001 Mr. Channer has been a principal at Cornerstone Investment Advisors LLC, a financial planning, portfolio and trust management firm.  He served on the board of directors of AeroGrow International, Inc., a publicly traded provider of advanced indoor garden systems, in 2007 and 2008.  In 1999 and 2000, he served as a senior consultant and vice president of Portfolio Management Consultants, Inc., a provider of wealth management services.  From 1996 to 1999, Mr. Channer was the co-founder of Investors Independent Trust Company and served in various capacities, including managing director and chairman of the board.  His background also includes experience as a Certified Financial Planner, Registered Investment Advisor, Certified Public Accountant and Controller, and he holds Certified Financial Planner, Accredited Estate Planner and Certified Public Accountant licenses in Colorado.  He received his B.S. from Metropolitan State College.

Gregg Campbell has served as one of our directors since July, 2011.  Mr. Campbell began his career in water with the Denver Board of Water Commissioners in 1974.  Over a span of fourteen years with Denver Water, he served in various engineering capacities, was chief planner for the Denver water system, and oversaw the management of Denver’s multi-billion dollar water portfolio as chief of water rights acquisition, protection and development.  In 1988 Mr. Campbell founded Kiowa Resources, Inc., a water investment and development venture.  As president and chief executive officer of Kiowa, he directed the acquisition of senior South Platte River water rights and assets and the development of an innovative municipal water supply project concept that has been widely copied.  In 1995, Mr. Campbell founded HydroSource, LLC to provide consulting and water rights brokerage services to buyers and sellers of water, water rights, and water storage reservoirs in both the public and private sectors of the Colorado Front Range.  HydroSource specializes in assembling large blocks of water, water rights, and water storage for municipal and commercial customers, but provides equal attention to the needs of individual clients.  Mr. Campbell has testified on multiple occasions as an expert on water rights, and water rights and water storage valuation, in Colorado water court and condemnation proceedings.  Mr. Campbell brings to the Board of Directors an in-depth knowledge of water and water rights.

Gus J. Blass III has served as one of our directors since February 2014.  Since 1981 Mr. Blass has been a general partner for Capital Properties LLC, an Arkansas partnership that owns and manages over 1,000,000 square feet of warehouse space in Little Rock and invests in public and private companies.  From 1984 to 2013, Mr. Blass was a principal at Falcon Securities, Inc., a FINRA-registered broker-dealer.  Mr. Blass brings a wealth of board experience to Two Rivers.  Currently he serves on the boards of:  BancorpSouth, Inc., an NYSE-listed financial holding company; First Federal Bancshares of Arkansas, Inc., a NASDAQ-listed bank holding company; Heatwurx, Inc., a NASDAQ-listed developer of alternative methods of pavement repair; Berkley Partners, a hotel management company; Cajuns Wharf Corporation, a restaurant operator; and U.S. Bentonite, Inc., a mining company.  He is also active on not-for-profit boards and civic activities.  Mr. Blass served on the Arkansas Governor’s staff for the prior governor, David Pryor.  Mr. Blass graduated from the University of Arkansas with a B.S. in Finance and Banking.

Board Committees

The Board of Directors has established an Audit Committee and a Nominating, Compensation and Corporate Governance.

Audit Committee

The members of the Audit Committee are Gus Blass, Gregg Campbell and Dennis Channer.  Mr. Channer chairs the Audit Committee.  The Board of Directors has determined that Mr. Channer is an “audit committee financial expert” as defined in applicable SEC rules.  The primary functions of the Audit Committee are:

●
overseeing management’s establishment and maintenance of processes to provide for the reliability and integrity of our accounting policies, financial statements, and financial reporting and disclosure practices;

●
overseeing management’s establishment and maintenance of processes to provide for an adequate system of internal control over our financial reporting and management’s policies and guidelines for the assessment and management of risk, and overseeing our compliance with laws and regulations relating to financial reporting and internal control over financial reporting;

●	overseeing management’s establishment and maintenance of processes to provide for compliance with our financial policies;

●	retaining our independent registered public accounting firm and overseeing the firm’s independence, qualifications and performance; and

●	preparing the report required by the rules of the Securities and Exchange Commission to be included in annual proxy statements.

Nominating, Compensation and Corporate Governance Committee

The members of the Nominating, Compensation and Corporate Governance Committee, or the NCCG Committee, are Gus Blass, Gregg Campbell and Dennis Channer.  Mr. Campbell chairs the NCCG Committee.  The primary functions of the NCCG Committee are:

•	identifying and recommending to the Board of Directors for election or appointment qualified candidates for membership on the Board and the committees of the Board;

●	reviewing director candidates proposed by shareholders;

●	discussing and setting compensation for officers;

●	developing and recommending to the Board corporate governance principles and monitor compliance with all such principles;

●	proposing a slate of candidates for election as directors at each annual meeting; and

●	developing and monitoring succession plans for members of the Board, the members of the committees of the Board, and the Chairs of those committees.

The NCCG Committee approves employment agreements and bonuses paid to our executives.  There is no set schedule for the payment of bonuses.  Bonuses are considered when certain benchmarks are reach.  The benchmarks can include such activities as a successful capital or debt raise, operational performance, and acquisitions of significant assets or agreements that are accretive to our business.  Both the benchmarks and the amount and type of bonus are determined by the Board with input from the NCCG Committee.

In identifying and evaluating individuals qualified to become Board members, the NCCG Committee considers such factors as the members deem appropriate to assist in developing a board of directors and committees thereof that are diverse in nature and comprised of experienced and seasoned advisors.  The NCCG Committee has not adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board.  However, the NCCG Committee believes that membership should reflect diversity in its broadest sense, but should not be chosen nor excluded based on race, color, gender, national origin or sexual orientation.  In this context, the NCCG Committee and the Board consider a candidate’s experience, education, industry knowledge and, history with Two Rivers, and differences of viewpoint when evaluating the candidate’s qualifications for election to the Board.  In evaluating such candidates, the NCCG Committee seeks to achieve a balance of knowledge, experience and capability in its composition.  In connection with this evaluation, the Board determines whether to interview the prospective nominee, and if warranted, one or more directors interview prospective nominees in person or by telephone.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited consolidated financial statements of Two Rivers and its subsidiaries for the year ended December 31, 2013, and has discussed these financial statements with the management of Two Rivers and Eide Bailly LLP, the independent registered public accounting firm of Two Rivers for 2013.

The Audit Committee also has received from, and discussed with, Eide Bailly LLP the matters required to be discussed by the Auditing Standards Board Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee has also received and reviewed the required written disclosures and a confirming letter from Eide Bailly LLP under applicable requirements of the Public Accounting Oversight Board regarding Eide Bailly LLP’s independence, and has discussed the matter with Eide Bailly LLP.

Based upon its review and discussions of the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2013 be included in the Annual Report on Form 10-K of Two Rivers for the year ended December 31, 2013.

AUDIT COMMITTEE

Gus J. Blass III Gregg Campbell Dennis Channer

DIRECTOR COMPENSATION

The following table sets forth information concerning compensation paid to our non-employee directors for services as directors in 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Gregg Campbell	22,350	41,000	63,350
Dennis Channer	9,000	41,000	50,000
John Stroh II	9,000	30,750	39,750
Bradley Walker(1)	9,000	30,750	39,750

________________________
(1)	Mr. Walker resigned from the Board of Directors in February 2014.
(2)	Stock awards are granted the first calendar quarter following the calendar year of service.

Since October 1, 2012, each non-employee director receives $2,000 per calendar quarter and $1,000 for each meeting in person.  For the first year of service, a non-employee director receives 5,000 shares of common stock per calendar quarter.  After a full year of service, a non-employee director receives 7,500 shares of common stock per calendar quarter.  The Chairs of the Audit Committee and of the Nominating, Compensation and Corporate Governance Committee receive an additional 2,500 shares of common stock per calendar quarter.

In the first quarter of 2014, we granted stock options for the following numbers of shares of common stock, at an average valuation of $1.03 per share:  Gregg Campbell, 40,000 shares; Dennis Channer, 40,000 shares; John Stroh, 30,000 shares; and Brad Walker, 30,000 shares.

CORPORATE GOVERNANCE

Director Nomination Process

For a discussion of our process for nominating directors, please see “Board of Directors—Board Committees—Nominating, Compensation and Corporate Governance Committee.”

Communicating with Independent Directors

The Board of Directors will give appropriate attention to written communications that are submitted by shareholders and will respond if and as appropriate.  Our Chairman of the Board is primarily responsible for monitoring communications from shareholders and for providing copies or summaries of those communications to the other directors as he considers appropriate.

Communications are forwarded to all directors if the communications relate to important substantive matters and include suggestions or comments that the Chairman of the Board considers to be important for the directors to know.  In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to the Board should address such communications to the Board in care of our Secretary at Two Rivers Water and Farming Company, 2000 South Colorado Boulevard, Tower 1, Suite 3100, Denver, Colorado 80222.

Code of Ethics

We have adopted a written Code of Conduct that applies to our directors, officers and salaried employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.

Conflicts of Interest

Our officers and directors are, or may become, in their individual capacities, officers, directors, controlling shareholder or partners of other entities engaged in a variety of businesses.  Thus, there exist potential conflicts of interest including time, efforts and corporate opportunity, involved in participation with such other business entities.  While each officer and director of our business is engaged in business activities outside of our business, they devote to our business such time as they believe to be necessary.

Presently no requirement is contained in our Articles of Incorporation, Bylaws, or minutes that requires our officers and directors to disclose to us business opportunities that come to their attention.  Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities that come to their attention, in their capacity as an officer, director or otherwise.  Excluded from this duty would be opportunities that the person learns about through his involvement as an officer and director of another company.

Compensation Committee Interlocks and Insider Participation

Since January 1, 2013, none of our executive officers has served as a member of either the board of directors or compensation committee of any entity, one or more of whose executive officers served as a member of either the Board of Directors or its Nominating, Compensation and Corporate Governance Committee.

LIMITATION OF LIABILITY AND INDEMNIFICATION

Indemnification of Directors and Officers

As permitted by the Colorado Corporation Act, the personal liability of directors for monetary damages for breach or alleged breach of their duty of care is limited.  In addition, as permitted by the Colorado Corporation Act, our Bylaws provide generally that we shall indemnify our directors and officers to the fullest extent permitted by Colorado law, including those circumstances in which indemnification would otherwise be discretionary.

We have agreed to indemnify each of our directors and officers to provide the maximum indemnity allowed to directors and executive officers by the Colorado Corporation Act and our Bylaws, as well as certain additional procedural protections.  In addition, the indemnification agreements provide generally that we will advance expenses incurred by directors and officers in any action or proceeding as to which they may be indemnified.

The indemnification provision in our Bylaws, and the indemnification agreements we have entered into with our directors and officers, may be sufficiently broad to permit indemnification of the officers and directors for liabilities arising under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We maintain director and officer insurance providing for indemnification of our directors and officers for certain liabilities, including certain liabilities under the Securities Act.  We also maintain a general liability insurance policy that covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

There is no pending litigation or proceeding involving any of our directors or officers to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

RELATED-PARTY TRANSACTIONS

The following discussion relates to certain transactions that involve both our company and one of our executive officers, directors, director nominees or five percent shareholders, including their immediate family members, each of whom we refer to as a “related party.” For purposes of this discussion, a “related-party transaction” (as defined under Item 404 of Regulation S-K) is a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships in which we participate (i) that involves an amount in excess of $120,000; and (ii) in which a related party has a direct or indirect material interest.  The Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore follows the procedures as described below to address such risks.

The Board is required to review all related party transactions.  We are prohibited from entering or continuing a material related party transaction that has not been reviewed and approved or ratified by the Board.  Additionally, in transactions where an executive officer is related to any of our goods or services provider, the Board must approve the transaction.  In reviewing a related party transaction the Board considers all of the relevant factors surrounding the transaction including:

●	whether there is a valid business reason for us to enter into the related party transaction consistent with the best interests of Two Rivers and our shareholders;

●	whether the transaction is negotiated on an arm’s-length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally;

●
whether the Board determines that it has been duly apprised of all significant conflicts that may exist or may otherwise arise on account of the transaction, and it believes, nonetheless, that we are warranted in entering into the related party transaction and have developed an appropriate plan to manage the potential conflicts of interest;

●	whether the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves rates or charges fixed in conformity with law or governmental authority; and

●
whether the interest of the related party or that of a member of the immediate family of the related party arises solely from the ownership of our class of equity securities and all holders of our equity securities received the same benefit on a pro-rata basis.

STOCK OWNERSHIP

Directors, Officers and Principal Shareholders

The following table sets forth information regarding the beneficial ownership of common stock as of April 16, 2014 for (a) each person known to us to own beneficially 5% or more of the outstanding shares of common stock, (b) each of our directors and Named Executive Officers, and (c) all of our directors and executive officers as a group.

Beneficial ownership is calculated in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of options, or upon the vesting of restricted stock units, by May 11, 2014 (60 days after April 16, 2014).  Except as otherwise indicated, all of the shares reflected in the table are common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

Percentage ownership calculations are based on 24,879,549 shares outstanding as of April 16, 2014.  Addresses of named beneficial owners are in care of Two Rivers Water and Farming Company, 2000 South Colorado Boulevard, Tower 1, Suite 3100, Denver, Colorado 80222.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
John R. McKowen (1)	4,651,620	17.0%
Wayne E. Harding III (2)	814,756	3.3
John Stroh II	653,902	2.6
Dennis Channer	50,000	*
Greg Campbell	35,000	*
Gus Blass	—	—
All directors and executive officers as a group (6 persons)	6,205,278	22.5

__________________________________
*	Less than 1%.
(1)	Includes 2,480,948 shares subject to restricted stock units.
(2)	Includes (a) 166,667 shares subject to restricted stock units and (b) 6,666 shares owned by an individual retirement account for the benefit of Mr. Harding’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of copies of such reports received, and representations from certain reporting persons, we believe that, during the fiscal year ended December 31, 2013, some of the Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were not filed in compliance with all applicable requirements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table summarizes the fees of Eide Bailly, LLP, our independent registered public accounting firm, for each of the last two years:

	Year Ended December 31,
Fee Category	2012	2013
	(in thousands)
Audit fees (1)	$101,345	$92,833
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	—	—
Total fees	$101,345	$92,833
_____________________
(1)	Audit fees consist of fees and expenses for professional services related to the audits of our consolidated financial statements, including review of our quarterly financial statements.
(2)	Audit-related fees represent fees and expenses related to the audit of our employee benefit plan.
(3)	Tax fees consist of fees and expenses billed to us for services related to federal and state tax compliance and international tax compliance and research.
(4)	All other fees represent fees and expenses billed to us for all other services performed, including fees for subscription, due diligence and research services.

All audit and non-audit services provided by Eide Bailly, LLP are pre-approved by the Audit Committee on a case-by-case basis, which considers whether the provision of non-audit services is compatible with maintaining the independent registered public accounting firm’s independence.

*          *          *

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013, AS FILED WITH THE SEC, IS INCLUDED IN OUR 2013 ANNUAL REPORT TO SHAREHOLDERS, WHICH MAY BE ACCESSED OVER THE INTERNET AS SET FORTH IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS SENT TO OUR COMMON SHAREHOLDERS OF RECORD AS OF APRIL 16, 2014.  YOU MAY VIEW AND ALSO DOWNLOAD OUR 2013 ANNUAL REPORT TO SHAREHOLDERS AT www.proxyvote.com.  A SHAREHOLDER MAY SUBMIT A WRITTEN REQUEST FOR A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR 2013 TO OUR SECRETARY AT 2000 SOUTH COLORADO BOULEVARD, TOWER 1, SUITE 3100, DENVER, COLORADO 80222.